Exhibit 99.1

Contact:

Andrew Kramer

Vice President, Investor Relations

NetScout Systems, Inc.

978-614-4279

IR@netscout.com

NetScout Systems Receives Hart-Scott-Rodino Clearance for Acquisition

and Announces Date for Special Stockholders Meeting

WESTFORD, Mass., April 23, 2015 – NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network, application and service assurance solutions, announced that it has received unconditional clearance from the Antitrust Division of the U.S. Department of Justice (DOJ) for its proposed acquisition of the Communications Business of Danaher Corporation (NYSE:DHR). As previously announced on October 13, 2014, NetScout entered into a definitive agreement to acquire Danaher’s Communications business, comprising Tektronix Communications, Arbor Networks, and certain parts of Fluke Networks.

NetScout also announced that it plans to hold a special meeting of stockholders on June 25, 2015 to approve the issuance of 62.5 million shares of NetScout common stock in connection with the transactions necessary to complete the acquisition of Danaher’s Communications Business. Stockholders of record as of the close of business on May 1, 2015 will be entitled to notice of, and to vote at, the special stockholders meeting. Assuming the proposal to issue shares in the acquisition transaction is approved by NetScout’s stockholders and all other conditions are satisfied, the Company anticipates that the transaction would be completed in July. Additional information concerning the special meeting of NetScout stockholders and the transaction is included in NetScout’s preliminary proxy statement and registration statement on Form S-4, which were filed with the Securities and Exchange Commission and were amended on April 6, 2015.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ:NTCT) is the market leader in application and network performance management solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. NetScout’s technology helps these organizations proactively manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively impact users of information technology.

Additional Information and Where You Can Find It

NetScout’s Registration Statement on Form S-4, Preliminary Proxy Statement on Schedule 14A and other documents concerning the proposed acquisition of Danaher’s Communications business have been filed with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the S-4 Registration Statement and Proxy Statement, along with other relevant documents filed with the SEC, when they become available because they will contain important information. Security holders may obtain a free copy of the Registration Statement and Proxy Statement (when it is available) and other documents filed by NetScout with the SEC at the SEC’s website at www.sec.gov. The Registration Statement and Proxy Statement, along with other documents, may also be obtained for free by contacting Andrew Kramer, Vice President of Investor Relations, by telephone at 978-614-4000, by email at ir@netscout.com, or by mail at Investor Relations, NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886.

This communication is not a solicitation of a proxy from any security holder of NetScout. However, NetScout, Danaher and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NetScout’s stockholders in connection with the proposed transaction. Information about NetScout’s directors and executive officers and their beneficial ownership of NetScout’s common stock may be found in its preliminary proxy statement filed with the SEC on April 6, 2015. This document can be obtained free of charge from the SEC website at www.sec.gov.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the events and timing associated with completing the acquisition of Danaher’s Communication Business involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include the failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder approval; the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects and the impact of any such changes on obtaining shareholder approval or consummating the transaction; and failure to consummate or delay in consummating the transaction for other reasons. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Registration Statement on Form S-4, Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014 and December 31, 2014, all of which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2015 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.